EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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   Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


   Date: February 3, 1994

                         THE TRAVELERS INDEMNITY COMPANY



                         By: /s/ Mark J. Amrhein
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                            Name:  Mark J. Amrhein
                            Title: Assistant Secretary


                         THE TRAVELERS INSURANCE GROUP, INC.



                         By: /s/ Mark J. Amrhein
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                            Name:  Mark J. Amrhein
                            Title: Assistant Secretary


                         ASSOCIATED MADISON COMPANIES, INC.



                         By: /s/ Mary Barnes Jenkins
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                            Name:  Mary Barnes Jenkins
                            Title: Assistant Secretary


                         THE TRAVELERS INC.



                         By: /s/ Mary Barnes Jenkins
                            --------------------------------------------
                            Name:  Mary Barnes Jenkins
                            Title: Assistant Secretary